Exhibit 99.2

Forum Energy Technologies, Inc. Provides Market Update
HOUSTON--(BUSINESS WIRE)--July 6, 2020-Forum Energy Technologies, Inc. (“Forum” or the “Company”) (NYSE: FET) ) today provided the following update on the status of its business:
During the first half of 2020, the COVID-19 pandemic and associated actions taken around the world to mitigate the spread of Coronavirus caused a significant decline in economic activity and oil demand. At the same time, the OPEC+ oil producing nations increased production in a war for market share, which further exacerbated the imbalance between supply and demand. The combination of these shocks in both supply and demand caused a significant decline in oil prices during the first quarter 2020 and created an extremely challenging market for all sub-sectors of the oil and natural gas industry throughout the second quarter 2020.

Due to the poor market conditions, exploration and production companies in North America are under pressure to reduce existing production and minimize capital and maintenance expenditures. As a result, Forum has experienced a material reduction in demand for many of its products and thus, its revenue. The Company expects this to have a significant negative impact on demand for its products and results of operations over the next several quarters.

In response to the decline in demand for its products and reductions in revenue, Forum has implemented several cost reduction actions, including lowering headcount, reducing salaries for executive officers and the broader workforce, suspension of the Company's matching contribution to the U.S. and Canada defined contribution plans, furloughs for select employee groups and closing certain facilities.

In light of these market conditions, the Company has engaged with certain of its stakeholders and recently announced an exchange transaction to improve its maturity profile and enhance its financial flexibility. If these efforts, including the proposed transaction, are not successful, the Company will need to consider other restructuring alternatives, including bankruptcy, which could result in significant costs and the Company’s debt and equityholders receiving diminished recovery on their investments.

Forward Looking Statements and Other Legal Disclosure

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include the expectations regarding the timing of closing of the transaction.
These statements are based on certain assumptions made by the Company based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the

Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. Among other things, these include the volatility of oil and natural gas prices, the availability of raw materials and specialized equipment, the Company’s ability to deliver backlog in a timely fashion, the availability of skilled and qualified labor, competition in the oil and natural gas industry, governmental regulation and taxation of the oil and natural gas industry, the Company’s ability to implement new technologies and services, the availability and terms of capital, the effects of the COVID-19 pandemic and uncertainties regarding environmental regulations or litigation and other legal or regulatory developments affecting the Company’s business, and other important factors that could cause actual results to differ materially from those projected as described in the Company’s filings with the U.S. Securities and Exchange Commission.
Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

About Forum

Forum Energy Technologies, Inc. is a global oilfield products company, serving the drilling, downhole, subsea, completions and production sectors of the oil and natural gas industry. The Company’s products include highly engineered capital equipment as well as products that are consumed in the drilling, well construction, production and transportation of oil and natural gas. Forum is headquartered in Houston, TX with manufacturing and distribution facilities strategically located around the globe. For more information, please visit www.f-e-t.com.

For further information contact:

Investor Contact
Lyle Williams
713.351.7920
lyle.williams@f-e-t.com

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